AMENDMENT AGREEMENT NO. 6

This AMENDMENT AGREEMENT NO. 6 (this “Amendment”) is made as of November 18, 2016, by and among INVESCO HIGH INCOME TRUST II, a Delaware statutory trust and a closed-end management investment company (the “Borrower”), the lending institutions listed on the signature pages hereof and referred to as 11 Banks11 in the Credit Agreement (as hereinafter defined) and STATE STREET BANK AND TRUST COMPANY, as agent for itself and the Banks (in such capacity, the “Agent”).

WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of August 27, 2012 (as amended and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto wish to amend the Credit Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Amendments.

(a) The definition of “Borrowing Base” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “90% of the aggregate Asset Value of all Eligible Money Market Funds” which appear in clause (iv) of such definition and substituting in place thereof the words “Intentionally Omitted”;

(b) Section 1.01 of the Credit Agreement is further amended by deleting the definitions of “Eligible Assets” and “Termination Date” in their entirety and restating each such definition as follows:

“Eligible Assets” means cash, Eligible Government Securities, Eligible Commercial Paper and Eligible Debt Securities, in each case to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles.

“Termination Date” means November 17, 2017, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof, provided that the Termination Date (and some or all of the Banks’ Commitments to make Loans to the Borrower hereunder) may be extended in accordance with Section 2.09.

(c) Section 1.01 of the Credit Agreement is amended by deleting the definition of “Eligible Money Market Funds” in its entirety.

(d) Section 1.01 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

§3. Amendment to Article IV of the Credit Agreement. Article IV of the Credit Agreement is hereby amended by inserting immediately after the end of Section 4.20 the following new section:

SECTION 4.21 EEA Financial Institution. Neither the Borrower nor its Investment Adviser is an EEA Financial Institution.

§4. Amendment to Section 7.10 of the Credit Agreement. Section 7.10(b) of the Credit Agreement is hereby amended by inserting immediately after the words “or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect” the words “or (v) such Bank becomes the subject of a Bail-In Action”.

§5. Amendment to Article IX of the Credit Agreement. Article IX of the Credit Agreement is hereby amended by inserting immediately after the text of Section 9.13 the following new Section 9.14:

SECTION 9.14. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

§6. Amendment to Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby amended by deleting address of State Street Bank and Trust Company contained therein and substituting in place thereof the following:

Domestic Lending Office:

Mutual Fund Lending Department

Credit Services Division

State Street Bank and Trust Company

Channel Center Building

1 Iron Street

Boston, MA 02210

Attn. Robyn A. Shepard, Assistant Vice President -CSU Manager

Tel: (617) 662-8575

Fax: (617) 988-6677

Email: rashepard@statestreet.com

LIBOR Lending Office:

Mutual Fund Lending Department

Credit Services Division

State Street Bank and Trust Company

Channel Center Building

1 Iron Street

Boston, MA 02210

Attn: Robyn A. Shepard, Assistant Vice President -CSU Manager

Tel: (617) 662-8575

Fax: (617) 988-6677

Email: rashepard@statestreet.com

For non-funding or payment notices:

Mutual Fund Lending Department

Credit Services Division

State Street Bank and Trust Company

Channel Center Building

1 Iron Street

Boston, MA 02210

Attn: Janet B. Nolin, Vice President

Tel: (617) 662-8629

Fax: (617) 662-8665

Email: JBNolin@statestreet.com

Email forelectronicnotices:ais-Ioanops-csu@statestreet.com.

§7. Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement were true and correct as of the date made and are also true on and as of the date hereof and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b) No Default. No Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution and delivery by the Borrower of this Amendment and the Borrower’s performance of this Amendment and the Credit Agreement as amended hereby (as so amended, the “Amended Agreement”) (i) are within the Borrower’s statutory trust powers, (ii) have been duly authorized by all necessary action on the part of the Borrower, (iii) do not require the Borrower to obtain any Governmental Authorization, Private Authorization or make any Governmental Filing (other than any Governmental Authorization, Private Authorization or Governmental Filing that has already been obtained or made, as applicable), (iv) do not contravene the terms of the Charter Documents; (v) do not conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any provision of any security issued by the Borrower or of any agreement, instrument or other undertaking to which the Borrower is a party or by which it or any of its property is bound (other than pursuant to the terms of the Loan Documents) or (2) any order, injunction, writ or decree of any Authority or any arbitral award to which the Borrower or its property is subject, unless such conflict, breach or contravention could not reasonably be expected to have a Material Adverse Effect; (v) violate any Law except where such violation could not reasonably be expected to have a Material Adverse Effect; or (vi) result in any Adverse Claim upon any asset of the Borrower other than Liens permitted under Section 5.08(a) of the Agreement.

(d) Enforceability of Obligations. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Amended Agreement constitutes the valid and legally binding agreement of the Borrower, in each case enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought by proceedings in equity or at law).

§8. Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied (the “Effective Date”):

(a) receipt by the Agent of this Amendment, duly executed and delivered by the Borrower, the Agent and each Bank;

(b) receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated as of the date hereof as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under this Amendment, the Agreement and the other Loan Documents for and on behalf of the Borrower (or a certification that no changes have been made to the certification regarding incumbency made in the Assistant Secretary’s Certificate dated November 20, 2015 and delivered in connection with the Amendment Agreement No.5 dated as of November 20, 2015 (the “Fifth Amendment Certificate”), and certifying and attaching copies of (i) Charter Documents, with all amendments thereto (or a certification that no changes have been made to the Charter Documents delivered to the Agent pursuant to the certificate dated as of August 27, 2012 from the Borrower to the Agent delivered pursuant to Section 3.01(f) of the Credit Agreement (the “Closing Date Certificate”), other than (x) the changes made to the Declaration of Trust which were delivered to the Agent on November 20, 2015 and attached as Exhibit A to the Fifth Amendment Certificate, (y) the changes made to the By-Laws of the Borrower which were delivered to the Agent on August 29, 2013 in connection with the Amendment Agreement No. 2 dated as of August 29, 2013 and attached as Annex A to the Assistant Secretary’s Certificate dated August 29, 2013 (the “Second Amendment

Certificate”) and (z) the changes made to the By-Laws of the Borrower which were delivered to the Agent on November 20, 2015 and attached as Exhibit B to the Fifth Amendment Certificate, (ii) the resolutions of the Borrower’s Board of Trustees authorizing the transactions contemplated hereby, (iii) the investment advisory agreement between the Borrower and the Investment Adviser as then in effect (or a certification that no changes have been made to the investment advisory agreement delivered to the Agent pursuant to the Closing Date Certificate except as modified by an amendment thereto dated December 3, 2012 which was delivered to the Agent on August 29, 2013 and attached as Annex C to the Second Amendment Certificate), (iv) the Custody Agreement then in effect (or a certification that no changes have been made to the Custody Agreement delivered to the Agent pursuant to the Closing Date Certificate) and (v) the Prospectus of the Borrower then in effect (or a certification that no changes have been made to the Prospectus dated June 26, 2007 and delivered to the Agent pursuant to the Closing Date Certificate);

(c) receipt by the Agent of a legal existence and good standing certificate for the Borrower from the Secretary of State of the State of Delaware, dated as of a recent date;

(d) receipt by the Agent of a certificate of trust of the Borrower, with all amendments, certified as of a recent date by the Secretary of State of the State of Delaware;

(e) receipt by the Agent of the legal opinion of Stradley Ronon Stevens & Young, LLP, counsel for the Borrower, covering such matters relating to the transactions contemplated hereby as the Agent and the Banks may reasonably request; and

(f) payment by the Borrower to the Agent, in cash, for the pro rata accounts of the Banks, of a non-refundable upfront fee equal to five (5) basis points on the Aggregate Commitment Amount.

§9. Ratification of the Borrower. The Borrower ratifies and confirms in all respects all of its obligations to the Agent and the Banks under the Amended Agreement and the other Loan Documents. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Amended Agreement.

§10. Miscellaneous. This Amendment shall be a Loan Document for all purposes under the Credit Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. Except as expressly set forth in this Amendment, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agents and the Banks consequent thereon. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

INVESCO HIGH INCOME TRUST II

By: /s/ Sheri L. Morris
Name: Sheri L. Morris
Title: President

STATE STREET BANK AND TRUST COMPANY,
individually and as Agent

By: /s/ Janet B. Nolin
Name: Janet B. Nolin
Title: Vice President